Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-264764) and Form S-8 (Nos. 333-231869 and 333-249887) of Corteva, Inc. of our report dated February 9, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Corteva, Inc., which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 9, 2023